Exhibit 8.3

January 15, 2026
LEGAL OPINION ON OVERSEAS LISTING OF EVONEXUS GROUP LTD

To:	EvoNexus Group LTD

We, Beijing Huatai Law Offices, LLP (Wenzhou) (“Huatai” or “we”), as the PRC counsel of EvoNexus Group LTD (the “Company”), hereby issue to the Company and Kingswood Capital Partners, LLC a legal opinion (this “Legal Opinion”) regarding the overseas initial public offering (the “Offering” or the “IPO”) by the Company on the Nasdaq Stock Market in accordance with the laws of the People’s Republic of China (excluding the Hong Kong Special Administrative Region (“Hong Kong”), the Macao Special Administrative Region and Taiwan Province, “China” or the “PRC”), including without limitation the Securities Law of the PRC (中华人民共和国证券法) and the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises (境内企业境外发行证券和上市管理试行办法) (collectively, the “CSRC Measures”).

This Legal Opinion is issued based on the following assumptions:

(a)	the genuineness of all the signatures, seals and chops of the information and documents provided through the emails and virtual data room from the Company (the “DD Materials”);

(b)	the authenticity of the DD Materials submitted to us as originals, and the conformity with the originals of the DD Materials provided to us as copies;

(c)	the truthfulness, accuracy, completeness and fairness of all factual statements contained in the DD Materials;

(d)	the DD Materials have not been revoked, amended, varied or supplemented except as otherwise indicated in such DD Materials;

(e)	all information (including factual statements) provided to us by the Company in response to our enquiries for the purpose of this Legal Opinion is true, accurate, complete and not misleading, and the Company has not withheld anything that, if disclosed to us, would reasonably cause us to alter this Legal Opinion in whole or in part;

(f)	the Company has the requisite power and authority to enter into, execute, deliver and perform the DD Materials to which it is a party;

(g)	all governmental and other official statements or documentation were obtained from competent PRC authorities by lawful means;

(h)	all the DD Materials are legal, valid, binding and enforceable under applicable laws; and

(i)	the DD Materials which have been presented to us remain in full force and effect up to the date of this Legal Opinion and have not been revoked, amended, varied or supplemented, except as noted therein.

This Legal Opinion relates only to the PRC laws and there is no assurance that any of such PRC laws will not be changed, amended or replaced in the near future or in the longer term with or without retrospective effect. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. We express no opinion as to matters of fact and make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any document. Our opinions hereof are based upon and subject to the foregoing and subject to the qualifications set out below.

This Legal Opinion is rendered by Huatai solely to the Company and Kingswood Capital Partners, LLC for the purpose hereof only and may not be issued, quoted or disclosed to any other party for any other purpose without our prior written consent. This Legal Opinion is given for the benefit of the addressees hereof, and without express prior written consent of Huatai, may not be relied upon by any person or entity other than the addressees and its U.S. or other international legal counsels. Save as provided herein, this Legal Opinion shall not be quoted nor shall a copy be given to any person (apart from the U.S. or other international legal counsels of the addressees) without our express prior written consent except where such disclosure is required to be made by the applicable law or is requested by U.S. Securities and Exchange Commission (“SEC”) or any other regulatory agencies for the purpose of the IPO.

I. Definitions

Unless otherwise defined, all capitalized terms used in this Legal Opinion shall have the meanings as follows:

CSRC	China Securities Regulatory Commission (中国证券监督管理委员会)
CAC	The Cyberspace Administration of China (国家互联网信息办公室)
Prospectus	The prospectus, including all amendments or supplements thereto, that forms part of the Registration Statement
Registration Statement	The Company’s registration statement on Form F-1, including all amendments or supplements thereto, filed by the Company with the Securities and Exchange Commission under the U.S. Securities Act of 1933 (as amended) in relation to the Offering

Headings are for convenience only and shall not affect the construction of any provision of this Legal Opinion. References to the singular include the plural and vice versa.

II. Opinion

Based on the DD Materials and the confirmation by the Company, we are of the opinion that:

1. As of the date of this legal opinion, the Company is not required to obtain any permissions or approvals from PRC authorities, including the CSRC or the CAC, before listing in the U.S. and to issue its Class A Ordinary Shares to foreign investors, because (i) the Company does not, directly or indirectly, own or control any entity or subsidiary in Mainland China; (ii) neither the Company nor its operating subsidiary have any operations in Mainland China; (iii) the Company does not have, nor does it intend to set up, any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (iv) the Company is headquartered in Hong Kong and all of its revenues and profits are generated outside of Mainland China; (v) in the most recent accounting year, the Company's revenue and profits in Mainland China accounted for 0% of the corresponding data of the same items in our audited consolidated financial statements for previous reporting periods.

2. As of the date of this legal opinion, although the Company may collect and store certain data (including certain personal information) from its clients, in connection with our business and operations, the Company will not be deemed to be an “Operator” or a “data processor” that is required to file for cybersecurity review by the CAC before listing in the United States, because (i) the mobile applications operated by the Company’s operating subsidiary do not provide services in Mainland China, Hong Kong, Macao, or Taiwan; (ii) neither the Company nor its operating subsidiary places any reliance on the collection and processing of any personal information to maintain business operation; (iii) data processed in the Company’s operating subsidiary’s business does not have a bearing on national security nor affect or may affect national security; and (iv) as of the date of this legal opinion, neither the Company nor its operating subsidiary has been informed by any PRC governmental authority of being classified as an “Operator” or a “data processor” that is subject to CAC cybersecurity review.

3. As of the date of this legal opinion, the Company or the Company’s subsidiaries are not required to obtain any licenses or approvals from Chinese authorities to operate business and to offer the securities being registered to foreign investors，because (i) neither the Company nor the Company’s subsidiaries are incorporated in Mainland China; (ii) the Company’s operating subsidiary currently has no operations in Mainland China; and (iii) the Company does not, directly or indirectly, own or control any entity or subsidiary in Mainland China.

III. Consent

1. We hereby consent to the use of this consent as an exhibit to the Registration Statement, to the use of our name as the Company’s PRC counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations promulgated thereunder. We hereby consent to Hunter Taubman Fischer & Li LLC’s reliance on this opinion letter with respect to matters governed by PRC Laws.

2. This opinion letter relates only to PRC Laws and we express no opinion as to any laws other than PRC Laws. PRC Laws referred to herein are laws currently in force as of the date of this opinion letter and there is no guarantee that any of such PRC Laws, or the interpretation thereof or enforcement therefor, will not be changed, amended or revoked in the immediate future or in the longer term with or without retroactive effect.

3. Although we do not assume any responsibility or liability for the accuracy, completeness or fairness of the statements contained in the Registration Statement, or the Prospectus, to the best of our knowledge after due and reasonable inquiries, nothing has come to our attention that would reasonably cause us to believe that, (i) the Registration Statement (other than the financial statements and related schedules, statistical data and other expertized statements therein, as to which we express no opinion), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) the Prospectus (other than the financial statements and related schedules, statistical data and other expertized statements therein, as to which we express no opinion), as of its date and the date hereof, contained or contains any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

[Signature page to follow]

This page is the signature page to Legal Opinion on Overseas Listing of EvoNexus Group LTD.

/s/ Changxi Miao
(Signature)
Name:	Changxi Miao (缪长希)
Title:	Partner.

/s/ Tian Qin
(Signature)
Name:	Tian Qin (秦甜)
Title:	Partner

For and on behalf of Beijing Huatai Law Offices, LLP(Wenzhou)

(北京华泰（温州）律师事务所)

(Company Seal)

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